EXHIBIT e.2

                              PEPCO SALES AGREEMENT

[LOGO]PHOENIXFUNDS(SM)
A member of The Phoenix Companies, Inc.


                       PHOENIX EQUITY PLANNING CORPORATION
                                 56 Prospect St.
                                 P.O. Box 150480
                             Hartford, CT 06115-0480

PHOENIX FUNDS
SALES AGREEMENT


To:  Dealer Name _______________________________________________________________

     Address ___________________________________________________________________

     ___________________________________________________________________________

     City, State, Zip __________________________________________________________

     Attention _________________________________________________________________

     Telephone Number __________________________________________________________

Phoenix Equity Planning Corporation ("PEPCO", "we", "us", or "our") invites you to participate in the sale and distribution of shares of registered investment companies (which shall collectively be referred to hereinafter as the "Funds") for which we are national distributor or principal underwriter, and which may be listed in Annex A hereto which such Annex may be amended by us from time to time. Upon acceptance of this agreement by PEPCO, you may offer and sell shares of each of the Funds (hereafter "Shares") subject, however, to the terms and conditions hereof including our right to suspend or cease the sale of such shares. For the purposes hereof, the above referenced dealer shall be referred to as "you".

1. You understand and agree that in all sales of Shares to the public, you shall act as dealer for your own account. All purchase orders and applications are subject to acceptance or rejection by us in our sole discretion and are effective only upon confirmation by us. Each purchase will be deemed to have been consummated in our principal office subject to our acceptance and effective only upon confirmation to you by us.

2. You agree that all purchases of Shares by you shall be made only for the purpose of covering purchase orders already received from your customers (who may be any person other than a securities dealer or broker) or for your own bona-fide investment.

3. You shall offer and sell Shares purchased pursuant to this agreement for the purpose of covering purchase orders of your customers, to the extent applicable, (a) at the current public offering price ("Offering Price") for Class A Shares or (b) at the Net Asset Value for Class B and Class C shares as set forth in the current prospectus of each of the funds. The offer and sale of Class B Shares by you is subject to Annex B hereto, "Compliance Standards for the Sale of the Phoenix Funds Under Their Alternative Purchase Arrangements".

4. You shall pay us for Shares purchased within three (3) business days of the date of our confirmation to you of such purchase or within such time as required by applicable rule or law. The purchase price shall be (a) the Offering Price, less only the applicable dealer discount (Dealer Discount) for Class A Shares, if applicable, or (b) the Net Asset Value, less only the applicable sales commission (Sales Commission) for Class B or Class C Shares, if applicable, as set forth in the current prospectus at the time the purchase is received by us. We have the right, without notice, to cancel any order for which payment of good and sufficient funds has not been received by us as provided in this paragraph, in which case you may be held responsible for any loss suffered by us resulting from your failure to make payment as aforesaid.

5. You understand and agree that any Dealer Discount, Sales Commission or fee is subject to change from time to time without prior notice. Any orders placed after the effective date of any such change shall be subject to the Dealer Discount or Sales Commission in effect at the time such order is received by us.

6. You understand and agree that Shares purchased by you under this Agreement will not be delivered until payment of good and sufficient funds has been received by us. Delivery of Shares will be made by credit to a shareholder open account unless delivery of certificates is specified in the purchase order. In order to avoid unnecessary delay, it is understood that, at your request, any Shares resold by you to one of your customers will be delivered (whether by credit to a shareholder open account or by delivery of certificates) in the name of your customer.

7. You understand that on all purchases of Shares to which the terms of this Agreement are applicable by a shareholder for whom you are dealer of record, we will pay you an amount equal to the Dealer Discount, Sales Commission or fees which would have been paid to you with respect to such Shares if such Shares had been purchased through you. You understand and agree that the dealer of record for this purpose shall be the dealer through whom such shareholder most recently purchased Shares of such fund, unless the shareholder or you have instructed us otherwise. You understand that all amounts payable to you under this paragraph and currently payable under this agreement will be paid as of the end of the month unless specified otherwise for the total amount of Shares to which this paragraph is applicable but may be paid more frequently as we may determine in our discretion. Your request for Dealer Discount or Sales Commission reclaims will be considered if adequate verification and documentation of the purchase in question is supplied to us, and the reclaim is requested within three years of such purchase.

8. We appoint the transfer agent (or identified sub-transfer agent) for each of the Funds as our agent to execute the purchase transaction of Shares and to confirm such purchases to your customers on your behalf, and you guarantee the legal capacity of your customers so purchasing such Shares. You further understand that if a customer's account is established without the customer signing the application form, you hereby represent that the instructions relating to the registration and shareholder options selected (whether on the application form, in some other document or orally) are in accordance with the customer's instructions and you agree to indemnify the Funds, the transfer agent
       (or identified sub-transfer agent) and us for any loss or liability resulting from acting upon such instructions.

9. Upon the purchase of Class A Shares pursuant to a Letter of Intent, you will promptly return to us any excess of the Dealer Discount previously allowed or paid to you over that allowable in respect to such larger purchases.

10. Unless at the time of transmitting a purchase order you advise us to the contrary, we may consider that the investor owns no other Shares and may further assume that the investor is not entitled to any lower sales charge than that accorded to a single transaction in the amount of the purchase order, as set forth in the current prospectus.

11. You understand and agree that if any Shares purchased by you under the terms of this Agreement are, within seven (7) business days after the date of our confirmation to you of the original purchase order for such Shares, repurchased by us as agent for such fund or are tendered to such fund for redemption, you shall forfeit the right to, and shall promptly pay over to us the amount of, any Dealer Discount or Sales Commission allowed to you with respect to such Shares. We will notify you of such repurchase or redemption within ten (10) days of the date upon which certificates are delivered to us or to such fund or the date upon which the holder of Shares held in a shareholder open account places or causes to be placed with us or with such fund an order to have such shares repurchased or redeemed.

12. You agree that, in the case of any repurchase of any Shares made more than seven (7) business days after confirmation by us of any purchase of such Shares, except in the case of Shares purchased from you by us for your own bona fide investment, you will act only as agent for the holders of such Shares and will place the orders for repurchase only with us. It is understood that you may charge the holder of such Shares a fair commission for handling the transaction.

13. Our obligations to you under this Agreement are subject to all the provisions of the respective distribution agreements entered into between us and each of the Funds. You understand and agree that in performing your services under this agreement you are acting in the capacity of an independent contractor, and we are in no way responsible for the manner of your performance or for any of your acts or omissions in connection therewith. Nothing in the Agreement shall be construed to constitute you or any of your agents, employees, or representatives as our agent, partner or employee, or the agent, partner of employee of any of the Funds.

       In connection with the sale and distribution of shares of Phoenix Funds, you agree to indemnify and hold us and our affiliates, employees, and/or officers harmless from any damage or expense as a result of (a) the negligence, misconduct or wrongful act by you or any employee, representative, or agent of yours and/or (b) any actual or alleged violation of any securities laws, regulations or orders. Any indebtedness or obligation of yours to us whether arising hereunder or otherwise, and any liabilities incurred or moneys paid by us to any person as a result of any misrepresentation, wrongful or unauthorized act or omission, negligence of, or failure of you or your employees, representatives or agents to comply with the Sales Agreement, shall be set off against any compensation payable under this agreement. Any differential between such expenses and compensation payable hereunder shall be payable to us upon demand. The terms of this provision shall not be impaired by the termination of this agreement.

       In connection with the sale and distribution of shares of Phoenix Funds, we agree to indemnify and hold you harmless from any damage or expense on account of the gross and willful negligence, misconduct or wrongful act of us or any employee, representative, or agent of ours which arises out of or is based upon any untrue statement or alleged untrue statement of material fact, or the omission or alleged omission of a material fact in: (i) any registration statement, including any prospectus or any post-effective amendment thereto; or (ii) any material prepared and/or supplied by us for use in conjunction with the offer or sale of Phoenix Funds; or (iii) any state registration or other document filed in any state or jurisdiction in order to qualify any Fund under the securities laws of such state or jurisdiction. The terms of this provision shall not be impaired by the termination of this agreement.

14. We will supply you with reasonable quantities of the current prospectus, periodic reports to shareholders, and sales materials for each of the Funds. You agree not to use any other advertising or sales material relating to the sale of shares of any of the Funds unless other advertising or sales material is pre-approved in writing by us.

15. You agree to offer and sell Shares only in accordance with the terms and conditions of the then current prospectus of each of the Funds and subject to the provisions of this Agreement, and you will make no representations not contained in any such prospectus or any authorized supplemental sales material supplied by us. You agree to use your best efforts in the development and promotion of sales of the Shares covered by this Agreement, and agree to be responsible for the proper instruction, training and supervision of all sales representatives employed by you in order that such Shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. All expenses incurred by you in connection with your activities under this Agreement shall be borne by you. In consideration for the extension of the right to exercise telephone exchange and redemption privileges to you and your registered representatives, you agree to bear the risk of any loss resulting from any unauthorized telephone exchange or redemption instructions from you or your registered representatives. In the event we determine to refund any amounts paid by any investor by reason of such violation on your part, you shall forfeit the right to, and pay over to us, the amount of any Dealer Discount or Sales Commission allowed to you with respect to the transaction for which the refund is made.

16. You represent that you are properly registered as a broker or dealer under the Securities and Exchange Act of 1934 and are member of the National Association of Securities Dealers, Inc. (NASD) and agree to maintain membership in the NASD or in the alternative, that you are a foreign dealer not eligible for membership in the NASD. You agree to notify us promptly of any change, termination or suspension of the foregoing status. You agree to abide by all the rules and regulations of the NASD, including NASD Conduct Rule 2830, which is incorporated herein by reference as if set forth in full. You further agree to comply with all applicable state and Federal laws and the rules and regulations of applicable regulatory agencies. You further agree that you will not sell, or offer for sale, Shares in any jurisdiction in which such Shares have not been duly registered or qualified for sale. You agree to promptly notify us with respect to (a) the initiation and disposition of any formal disciplinary action by the NASD or any other agency or instrumentality having jurisdiction with respect to the subject matter hereof against you or any of your employees or agents; (b) the issuance of any form of deficiency notice by the NASD or any such agency regarding your training, supervision or sales practices; and (c) the effectuation of any consensual order with respect thereto.

       16.1 Patriot Act. You shall employ policies and procedures designed to comply with the rules and regulations promulgated from time to time by the Office of Foreign Asset Control (including transactions involving embargoed countries or Specifically Designated Nationals and Blocked Persons) and all other applicable money laundering restrictions, including, without limitation, such restrictions as may be adopted pursuant to the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) of 2001 with respect to similarly situated financial institutions as PEPCO. You agree that you will perform the Customer Identification Program requirements of the USA Patriot Act, as applicable, with respect to Accounts established and transactions made pursuant to this Agreement.

       16.2 Sarbanes-Oxley Act. You agree to cooperate with PEPCO and will facilitate the filing by PEPCO, each underlying registered investment companies (collectively, the "Funds") and/or their respective officers and auditors of any and all certifications or attestations as required by the Sarbanes-Oxley Act of 2002, including, without limitation, furnishing such sub-certifications from your relevant officers with respect to the services performed by you under this Agreement as reasonably requested from time to time.

       16.3 Rule 38a-1. Upon reasonable request, you agree to provide your written policies and procedures to the Funds' chief compliance officer for review and the Funds' board of trustees' approval to assist our compliance with Rule 38a-1 under the Investment Company Act of 1940, as amended. You further agree to cooperate with PEPCO in its review of such written policies and procedures, including, without limitation, furnishing such certifications and sub-certifications as PEPCO shall reasonably request from time to time. You agree that you shall promptly notify PEPCO and Funds in the event that a "material compliance matter" (as such term is defined pursuant to Rule 38a-1 under the 1940 Act) arises with respect the services you provide under this Agreement.

       16.4 Late Trading. You will accept no orders for the purchase and redemption of Fund shares after 4:00 p.m. Eastern time on any Business Day. For the purposes hereof, a "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which a Fund calculates its net asset value pursuant to the rules of the Securities and Exchange Commission (hereinafter, the "SEC"), as amended from time to time, subject to such terms and conditions as may be set forth in the registration statements for the Funds as filed with the SEC, as the same shall be amended from time to time.

       16.5 Market Timing. PEPCO may refuse to sell shares of any Fund (or series thereof) to any person, or suspend or terminate the offering of shares of any Fund (or series thereof), if such action is required by law or by regulatory authorities having jurisdiction with respect to PEPCO or Fund, as the case may be, or is, in the reasonable discretion of PEPCO, reasonably necessary in order to protect the best interests of its investors. You shall establish and maintain policies and procedures reasonably designed to detect, monitor and deter (including, without limitation, rejecting specific purchase orders) account owners (or their agents) whose purchase and redemption activity follows a market timing pattern, and to take such other actions as you deem necessary to discourage or reduce market timing activity. For the purposes hereof, "market timing activity" shall mean and refer to any discernable pattern of excessive trading in and out of a Fund (or series thereof) by one or more account owners (or their agents), including, without limitation, any purchase and sale (round trip) in and out of a single series of a Fund within any thirty day period. The parties acknowledge that, if necessary, such policies and procedures may include the identification of account owners engaged in such market timing activity and the imposition of restrictions on their requests to purchase or exchange Fund shares. You shall provide reasonable reports regarding your implementation and enforcement of such restrictions on purchase and redemption activity that follows a market-timing pattern upon request.

17. Either party may terminate this agreement for any reason by written or electronic notice to the other party which termination shall become effective fifteen (15) days after the date of mailing or electronically transmitting such notice to the other party. We may also terminate this agreement for cause or as a result of a violation by you, as determined by us in our discretion, of any of the provisions of this Agreement, said termination to be effective on the date of mailing written or electronic notice to you of the same. Without limiting the generality of the foregoing, your own expulsion from the NASD will automatically terminate this Agreement without notice. Your suspension from the NASD or violation of applicable state or Federal laws or rules and regulations of applicable regulatory agencies will terminate this Agreement effective upon the date of our mailing written notice or transmitting electronic notice to you of such termination. Our failure to terminate this Agreement for any cause shall not constitute a waiver of our right to so terminate at a later date.

18. All communications and notices to you or us shall be sent to the addresses set forth at the beginning of this Agreement or to such other address as may be specified in writing from time to time.

19. PEPCO agrees to comply with all laws, rules, regulations, and ordinances relating to privacy, confidentiality, security, data security, and the handling of customer information which may from time to time be established. PEPCO agrees not to disclose or use any consumer nonpublic personal information (including nonpublic personal financial information and nonpublic personal health information), which may be supplied by you to PEPCO in performance under this Agreement other than to: a) carry out the purpose for which the information was provided; and b) to use or disclose the information as otherwise permitted or required by law. You agree to comply with all laws, rules, regulations, and ordinances relating to privacy, confidentiality, security, data security, and the handling of customer information which may from time to time be established. You agree not to disclose or use any consumer nonpublic personal information (including nonpublic personal financial information and nonpublic personal health information), which may be supplied by PEPCO to you in performance under this Agreement other than to: a) carry out the purpose for which the information was provided; and b) to use or disclose the information as otherwise permitted or required by law. This provision will survive and continue in full force and effect after the termination of this Agreement.

20. This agreement shall become effective upon the date of its acceptance by us as set forth herein. This agreement may be amended by PEPCO from time to time. This Agreement and all rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Connecticut. This agreement is not assignable or transferable, except that we may assign or transfer this agreement to any successor distributor of the Shares described herein.


       ACCEPTED ON BEHALF OF               ACCEPTED ON BEHALF OF
       PHOENIX EQUITY PLANNING
       CORPORATION:                        __________________________________
                                           Name of Dealer Firm

       Date _________________________      Date _____________________________

       By ___________________________      By _______________________________

       Name   Daniel T. Geraci             Print Name _______________________
            _________________________

       Title  President                    Print Title ______________________

       ______________________________      NASD CRD Number __________________









PEP 80 6/06

[LOGO]PHOENIXFUNDS(SM)
A member of The Phoenix Companies, Inc.              AMENDED ANNEX A - JUNE 2006
                                                    PHOENIXFUNDS SALES AGREEMENT
                                             PHOENIX EQUITY PLANNING CORPORATION

________________________________________________________________________________

                    PHOENIXFUNDS AND AVAILABLE SHARE CLASSES

________________________________________________________________________________

EQUITY                                                             FIXED INCOME
------                                                             ------------
Phoenix All-Cap Growth Fund                       A B C            Phoenix Bond Fund                                    A B C X
Phoenix Capital Growth Fund                       A B              Phoenix CA Intermediate Tax-Free Bond Fund           X
Phoenix Dynamic Growth Fund                       A C              Phoenix CA Tax-Exempt Bond Fund                      A B
Phoenix Earnings Driven Growth Fund               A B C X          Phoenix Core Bond Fund                               A B C
Phoenix Focused Value Fund                        A C              Phoenix Emerging Markets Bond Fund                   A B C
Phoenix Fundamental Growth Fund                   A C              Phoenix High Yield Fund                              A B C
Phoenix Growth & Income Fund                      A B C            Phoenix High Yield Securities Fund                   A C
Phoenix Growth Opportunities Fund                 A C              Phoenix Institutional Bond Fund                      XY
Phoenix Large-Cap Growth Fund                     A B C X          Phoenix Low-Duration Core Plus Bond Fund             XY
Phoenix Mid-Cap Growth Fund                       A B C            Phoenix Money Market Fund                            A
Phoenix Mid-Cap Value Fund                        A C              Phoenix Multi-Sector Fixed Income Fund               A B C
Phoenix Nifty Fifty Fund                          A B C            Phoenix Multi-Sector Short Term Bond Fund            A B C T
Phoenix Pathfinder Fund                           A C              Phoenix Tax Exempt Bond Fund                         A B
Phoenix Quality Small-Cap Fund                    A C X
Phoenix Relative Value Fund                       A C              ALTERNATIVE
Phoenix Rising Dividends Fund                     A B C X          -----------
Phoenix Small-Cap Growth Fund                     A B C            Phoenix Global Utilities Fund                        A C
Phoenix Small-Cap Sustainable Growth Fund         A C X            Phoenix Market Neutral Fund *                        A B C
Phoenix Small-Cap Value Fund                      A B C            Phoenix Real Estate Securities Fund                  A B C
Phoenix Small-Mid Cap Fund                        A B C X
Phoenix Strategic Growth Fund                     A B C            PHOENIX INSIGHT FUNDS
Phoenix Total Value Fund                          A C              ---------------------
Phoenix Value Equity Fund                         A B C
                                                                   Phoenix Insight Balanced Fund                        A C I
BALANCED                                                           Phoenix Insight Bond Fund                            A C I
--------                                                           Phoenix Insight Core Equity Fund                     A C I
Phoenix Balanced Fund                             A B C            Phoenix Insight Emerging Markets Fund                A C I
Phoenix Income & Growth Fund                      A B C            Phoenix Insight Equity Fund                          A C I
                                                                   Phoenix Insight High Yield Bond Fund                 A C I
INTERNATIONAL/GLOBAL                                               Phoenix Insight International Fund                   A C I
--------------------                                               Phoenix Insight Intermediate Tax-Exempt Fund         A C I
Phoenix Foreign Opportunities Fund                A C X            Phoenix Insight Short/Intermediate Bond Fund         A C I
Phoenix International Strategies Fund             A B C            Phoenix Insight Small-Cap Growth Fund                A C I
Phoenix Worldwide Strategies Fund                 A B C            Phoenix Insight Small-Cap Opportunity Fund           A C I
                                                                   Phoenix Insight Small-Cap Value Fund                 A C I
PHOLIOs                                                            Phoenix Insight Tax-Exempt Bond Fund                 A C I
-------                                                            Phoenix Insight Money Market Fund                    A I
Phoenix Conservative Income PHOLIO(SM)            A C              Phoenix Insight Government Money Market Fund         A I
Phoenix Diversifier PHOLIO(SM)                    A C              Phoenix Insight Tax-Exempt Money Market Fund         A I
Phoenix International PHOLIO(SM)                  A C              Phoenix Insight Index Fund                           A I
Phoenix Wealth Accumulator PHOLIO(SM)             A C              Phoenix Insight Intermediate Government Fund         A I
Phoenix Wealth Builder PHOLIO(SM)                 A C
Phoenix Wealth Guardian PHOLIO(SM)                A C
Phoenix Wealth Preserver PHOLIO(SM)               A C



_______________________________________________________________________________________________________
                   PHOENIX EQUITY PLANNING CORPORATION, ONE AMERICAN ROW, HARTFORD, CT 06102

      MARKETING: (800) 243-4361           CUSTOMER SERVICE: (800) 243-1574             PHOENIXFUNDS.COM

Phoenix Equity Planning Corporation "PEPCO"), principal underwriter of the Phoenix mutual funds, from its own profits and resources, may sponsor training and educational meetings, and may provide additional compensation in the form of trips, merchandise or expense reimbursement. Dealers other than PEPCO may also make customary additional charges for their services in effecting purchases, if they notify the Funds of their intention to do so. Applicable waivers of Class A sales charges and Class B and C contingent deferred sales charges are described in the prospectus.

* The Phoenix Market Neutral Fund currently operates under a separate sales load and dealer compensation schedule for Class B and C shares only. Please refer to the last page of this Annex A for details.

--------------------------------------------------------------------------------
CLASS A SHARES
--------------------------------------------------------------------------------

DEALER CONCESSION:                          CLASS A SHARES
                                 EQUITY, BALANCED, ASSET ALLOCATION,
                                INTERNATIONAL/GLOBAL, ALTERNATIVE FUNDS

     AMOUNT OF                                         DEALER DISCOUNT
     TRANSACTION                    SALES CHARGE        OR AGENCY FEE
     PLUS APPLICABLE RIGHTS       AS PERCENTAGE OF    AS PERCENTAGE OF
     OF ACCUMULATION:              OFFERING PRICE      OFFERING PRICE

     Less than $50,000                 5.75%                5.00%
     $50,000 but under $100,000        4.75                 4.25
     $100,000 but under $250,000       3.75                 3.25
     $250,000 but under $500,000       2.75                 2.25
     $500,000 but under $1,000,000     2.00                 1.75
     $1,000,000 or more                None                 None

                                            CLASS A SHARES                             CLASS A SHARES
                                          FIXED INCOME FUNDS*               PHOENIX MULTI-SECTOR SHORT TERM BOND

     AMOUNT OF                                         DEALER DISCOUNT                          DEALER DISCOUNT
     TRANSACTION                    SALES CHARGE        OR AGENCY FEE         SALES CHARGE       OR AGENCY FEE
     PLUS APPLICABLE RIGHTS       AS PERCENTAGE OF    AS PERCENTAGE OF      AS PERCENTAGE OF    AS PERCENTAGE OF
     OF ACCUMULATION:              OFFERING PRICE      OFFERING PRICE        OFFERING PRICE     OFFERING PRICE

     Less than $50,000                 4.75%                4.25%                 2.25%              2.00%
     $50,000 but under $100,000        4.50                 4.00                  1.25               1.00
     $100,000 but under $250,000       3.50                 3.00                  1.00               1.00
     $250,000 but under $500,000       2.75                 2.25                  1.00               1.00
     $500,000 but under $1,000,000     2.00                 1.75                  0.75               0.75
     $1,000,000 or more                None                 None                  None               None

* Excluding All Money Market Funds and Phoenix Multi-Sector Short Term Bond Fund. Shares of the Phoenix Multi-Sector Short Term Bond Fund are offered as indicated above.

DISTRIBUTION FEE: 0.10% For distribution services with respect to the Phoenix Insight Money Market Fund, Phoenix Insight Government Money Market Fund and the Phoenix Insight Tax-Exempt Money Market Fund, PEPCO intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.10% annually, based on the average daily net asset value of such Funds sold by such dealers and remaining on the Funds' books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 in each such fund to qualify for payment.

SERVICE FEE: 0.25% For providing shareholder services such as responding to shareholder inquiries; processing redemptions; changing dividend options, account designations, and addresses; transmitting proxy statements, annual reports, prospectuses and other correspondence from the Funds to shareholders; and providing such other information and assistance to shareholders as may be reasonably requested by such shareholders, PEPCO intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class A shares (except Phoenix Money Market Fund) sold by such dealers and remaining on the Funds' books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more in a Fund Class to qualify for payment in that Fund Class.

TERMS AND CONDITIONS FOR SERVICE AND DISTRIBUTION FEES: The Distribution and Service Fees are paid pursuant to one or more distribution and/or service plans ("Plan") adopted by certain of the Funds pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act"). Payment of these fees will automatically terminate in the event such Plan terminates or is not continued or in the event that this Agreement terminates, is assigned or ceases to remain in effect. In addition, these fees may be terminated at any time, without the payment of any penalty, by vote of a majority of the members of the Funds' Board of Trustees who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, or by vote of a majority of the outstanding voting securities of any Fund or Funds on not more than sixty days' written notice to any other party to the Agreement.

$1 MILLION NAV SALES FINDER'S FEE: 1% From its own profits and resources, PEPCO intends to pay a fee to dealers who are responsible for Class A share aggregate purchases of $1 million or more as indicated in the table below. The $1 Million NAV Sales Finder's Fee is not paid on purchases eligible for the Qualified Plan Finder's Fee (see below) or on purchases of any Money Market Fund. For Class A share purchases made prior to January 11, 2006 on which a Finder's Fee was paid, if all or part of such investment is redeemed within one year, the broker-dealer will refund the Finder's Fee to Phoenix Equity Planning Corp.

             -----------------------------------------------------------------
              ELIGIBLE CLASS A SHARE FUND SALE         BREAKPOINT PERCENTAGE
             ------------------------------------ ----------------------------
                  $1,000,000 to $3,000,000                     1.00%
             ------------------------------------ ----------------------------
                  $3,000,001 to $10,000,000                    0.50%
             ------------------------------------ ----------------------------
                  Greater than $10,000,000                     0.25%
             -----------------------------------------------------------------

QUALIFIED PLAN FINDER'S FEE: 1% From its own profits and resources, PEPCO intends to pay dealers an amount equal to 1% of the first $3 million, 0.50% on the next $3 million and 0.25% on the amount in excess of $6 million of Class A share aggregate purchases by an account held in the name of a qualified employee benefit plan with at least 100 eligible employees. The Qualified Plan Finder's Fee is not paid on purchases eligible for the $1 Million NAV Sales Finder's Fee (see above) or on purchases of any Money Market Fund. For Class A share purchases made prior to January 11, 2006 on which a Finder's Fee was paid, if all or part of such investment is redeemed within one year, the broker-dealer will refund the Finder's Fee to Phoenix Equity Planning Corp.

CDSC: For purchases made on or after January 11, 2006, a contingent deferred sales charge of 1% may apply on certain redemptions made within one year following purchases of Class A shares on which a $1 Million NAV Sales Finder's Fee or a Qualified Plan Finder's Fee has been paid to a dealer. The one year period begins on the last day of the month preceding the month in which the purchase was made. A deferred sales charge may be waived where the investor's dealer of record, due to the nature of the investor's account, notifies the Distributor prior to the time of the investment that the dealer waives the Finder's Fee otherwise payable to the dealer, or agrees to receive such Finder's Fee ratably over a 12 month period.

--------------------------------------------------------------------------------
CLASS B SHARES**
--------------------------------------------------------------------------------

                       CLASS B SHARES (EXCEPT PHOENIX      PHOENIX MULTI-SECTOR
                     MULTI-SECTOR SHORT TERM BOND FUND)    SHORT TERM BOND FUND

                             SALES COMMISSION:               SALES COMMISSION:
                                     4.0%                           2.0%

   YEARS SINCE               CONTINGENT DEFERRED            CONTINGENT DEFERRED
   EACH PURCHASE:               SALES CHARGE:                  SALES CHARGE:

       First                         5.0%                           2.0%
       Second                        4.0                            1.5
       Third                         3.0                            1.0
       Fourth                        2.0                            0.0
       Fifth                         2.0                            0.0
       Sixth                         0.0                            0.0

Dealers maintaining omnibus accounts, upon redemption of a customer account within the time frames specified above, shall charge such customer account the appropriate contingent deferred sales charge as indicated and shall forward the proceeds to PEPCO.

SERVICE FEE*: 0.25% For providing shareholder services such as responding to shareholder inquiries; processing redemptions; changing dividend options, account designations, and addresses; transmitting proxy statements, annual reports, prospectuses and other correspondence from the Funds to shareholders; and providing such other information and assistance to shareholders as may be reasonably requested by such shareholders, PEPCO intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class B shares sold by such dealers and remaining on the Funds' books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more in a Fund Class to qualify for payment in that Fund Class. The Class B Service Fee is paid beginning in the 13th month following each purchase.

--------------------------------------------------------------------------------
CLASS C SHARES**
--------------------------------------------------------------------------------

SALES COMMISSION:    1% for all Class C Funds except Phoenix Multi-Sector Short
                     Term Bond Fund
                     0% for Phoenix Multi-Sector Short Term Bond Fund
                     For exchanges from Phoenix Multi-Sector Short Term Bond
                     Fund Class C to other Class C shares, the dealer will receive 1% sales commission on the exchanged amount.

CDSC: 1% Dealers maintaining omnibus accounts, upon redemption of a customer account within the time frames specified below, shall charge such customer account the appropriate contingent deferred sales charge as indicated and shall forward the proceeds to PEPCO. The CDSC on Class C shares is 1% for one year from each purchase. There is no CDSC on the Phoenix Multi-Sector Short Term Bond Fund.

DISTRIBUTION FEE: 0.25% - 0.75% PEPCO intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.25% annually for Phoenix Multi-Sector Short Term Bond Fund and 0.75% annually for all other Class C Funds, based on the average daily net asset value of Class C shares sold by such dealers and remaining on the Funds' books during the period in which the fee is calculated. The Class C Trail Fee is paid beginning in the 13th month following each purchase except for the Phoenix Multi-Sector Short Term Bond Fund. There is no hold for the Class C Trail Fee for the Phoenix Multi-Sector Short Term Bond Fund.

SERVICE FEE*: 0.25% For providing shareholder services such as responding to shareholder inquiries; processing redemptions; changing dividend options, account designations, and addresses; transmitting proxy statements, annual reports, prospectuses and other correspondence from the Funds to shareholders; and providing such other information and assistance to shareholders as may be reasonably requested by such shareholders, PEPCO intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class C shares sold by such dealers and remaining on the Funds' books during the period in which the fee is calculated. The Class C Service Fee is paid beginning in the 13th month following each purchase. There is no hold for the Class C Service Fee for the Phoenix Multi-Sector Short Term Bond Fund.

FINDER'S FEE (PHOENIX MULTI-SECTOR SHORT TERM BOND FUND ONLY): 0.25% - 0.50% In connection with Class C share purchases of $250,000 or more, PEPCO, from its own profits and resources, intends to pay dealers an amount equal to 0.50% of shares purchased above $250,000 but under $3 million, plus 0.25% on the amount in excess of $3 million. If all or part of such purchases are subsequently redeemed or exchanged to another C share fund within one year of the investment date, the dealer will refund to PEPCO the full Finder's Fee paid.

*TERMS AND CONDITIONS FOR SERVICE AND DISTRIBUTION FEES: The Service and Distribution Fees are paid pursuant to one or more distribution and/or service plans ("Plan") adopted by certain of the Funds pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act"). Payment of these fees will automatically terminate in the event such Plan terminates or is not continued or in the event that this Agreement terminates, is assigned or ceases to remain in effect. In addition, these fees may be terminated at any time, without the payment of any penalty, by vote of a majority of the members of the Funds' Board of Trustees who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, or by vote of a majority of the outstanding voting securities of any Fund or Funds on not more than sixty days' written notice to any other party to the Agreement.


** The Phoenix Market Neutral Fund currently operates under a separate sales load and dealer compensation schedule for Class B and C shares only. Please refer to the last page of this Annex A for details.

--------------------------------------------------------------------------------
CLASS B SHARES - PHOENIX MARKET NEUTRAL FUND ONLY
--------------------------------------------------------------------------------

CLASS B SHARE CONTINGENT DEFERRED SALES CHARGE           CLASS B SHARE DEALER CONCESSION

     YEARS SINCE   CDSC       YEARS SINCE      CDSC

     PURCHASE                 PURCHASE                   4% of purchase amount

     First          5%        Fifth             2%

     Second         4%        Sixth             1%

     Third          3%        Seventh           0%

     Fourth         3%


--------------------------------------------------------------------------------
CLASS C SHARES - PHOENIX MARKET NEUTRAL FUND ONLY
--------------------------------------------------------------------------------


CLASS C SHARE CONTINGENT DEFERRED SALES CHARGE  CLASS C SHARE DEALER CONCESSION

     1.25% for one year                             1.00%


SERVICE FEE* CLASS B, AND C - PHOENIX MARKET NEUTRAL FUND ONLY

A Service Fee may be paid to financial services firms, for providing shareholder services such as responding to shareholder inquiries; processing redemptions; changing dividend options, account designations, and addresses; transmitting proxy statements, annual reports, prospectuses and other correspondence from the Funds to shareholders; and providing such other information and assistance to shareholders as may be reasonably requested by such shareholders. NASD member firms may also be paid a portion of the asset-based sales charges on Class C Shares, so that these dealers receive such reallowances at the following aggregate annual rates: (i) 0.25% commencing one year after purchase for the Class B Shares and (ii) 0.95% commencing one year after purchase for the Class C Shares.

--------------------------------------------------------------------------------
CLASS I SHARES
--------------------------------------------------------------------------------

There is no dealer compensation payable on Class I shares.

--------------------------------------------------------------------------------
CLASS T SHARES - PHOENIX MULTI-SECTOR SHORT TERM BOND FUND ONLY
--------------------------------------------------------------------------------

DEALER CONCESSION:  1%

CDSC: 1% for one year from the date of each purchase.

SERVICE FEE*: 0.25% For providing shareholder services such as responding to shareholder inquiries; processing redemptions; changing dividend options, account designations, and addresses; transmitting proxy statements, annual reports, prospectuses and other correspondence from the Funds to shareholders; and providing such other information and assistance to shareholders as may be reasonably requested by such shareholders, PEPCO intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.25% annually, based on the average daily net asset value of Class T shares sold by such dealers and remaining on the Funds' books during the period in which the fee is calculated. The Class T Service Fee is paid beginning in the 13th month following each purchase.

DISTRIBUTION FEE: 0.75% PEPCO intends to pay a quarterly fee to qualifying dealers at the equivalent of 0.75% annually, based on the average daily net asset value of Class T shares sold by such dealers and remaining on the Funds' books during the period in which the fee is calculated. The Class T Distribution Fee is paid beginning in the 13th month following each purchase.

--------------------------------------------------------------------------------
CLASS X AND Y SHARES (PHOENIX INSTITUTIONAL BOND FUND & PHOENIX LOW-DURATION CORE PLUS BOND FUND ONLY)
--------------------------------------------------------------------------------

FINDER'S FEE: 0.10% - 0.50% PEPCO may pay dealers, from its own profits and resources, a percentage of the net asset value of Class X and Class Y shares sold, equal to 0.50% on the first $5 million, 0.25% on the next $5 million, plus 0.10% on the amount in excess of $10 million. If all or part of such purchases are subsequently redeemed within one year of the investment date, the dealer will refund to PEPCO the full Finder's Fee paid.

CLASS Y SERVICE FEE*: 0.25% For providing shareholder services, PEPCO intends to pay qualifying dealers a quarterly fee at the equivalent of 0.25% annually, based on the average daily net asset value of Class Y shares sold by such dealers and remaining on the Funds' books during the period in which the fee is calculated. Dealers must have an aggregate value of $50,000 or more in a Fund to qualify for payment in that Fund. No Service Fee is paid on any Class X shares.


*TERMS AND CONDITIONS FOR SERVICE AND DISTRIBUTION FEES: The Service and Distribution Fees are paid pursuant to one or more distribution and/or service plans ("Plan") adopted by certain of the Funds pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act"). Payment of these fees will automatically terminate in the event such Plan terminates or is not continued or in the event that this Agreement terminates, is assigned or ceases to remain in effect. In addition, these fees may be terminated at any time, without the payment of any penalty, by vote of a majority of the members of the Funds' Board of Trustees who are not interested persons of the Funds and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan, or by vote of a majority of the outstanding voting securities of any Fund or Funds on not more than sixty days' written notice to any other party to the Agreement.


PXP 80A (6/06)

[LOGO]PHOENIXFUNDS(SM)
A member of The Phoenix Companies, Inc.        ANNEX B TO DEALER AGREEMENT WITH
                                            PHOENIX EQUITY PLANNING CORPORATION

                            COMPLIANCE STANDARDS FOR
                          THE SALE OF THE PHOENIX FUNDS
                  UNDER THEIR ALTERNATIVE PURCHASE ARRANGEMENTS

As national distributor or principal underwriter of the Phoenix Funds, which offer their shares on both a front-end and deferred sales charge basis, Phoenix Equity Planning Corporation ("PEPCO") has established the following compliance standards which set forth the basis upon which shares of the Phoenix Funds may be sold. These standards are designed for those broker/dealers ("dealers") that distribute shares of the Phoenix Funds and for each dealer's financial advisors/registered representatives.

As shares of the Phoenix Funds are offered with two different sales arrangements for sales and distribution fees, it is important for an investor not only to choose a mutual fund that best suits his investment objectives, but also to choose the sales financing method which best suits his particular situation. To assist investors in these decisions and to ensure proper supervision of mutual fund purchase recommendations, we are instituting the following compliance standards to which dealers must adhere when selling shares of the Phoenix Funds:

1. Any purchase of a Phoenix Fund for less than $250,000 may be either of shares subject to a front-end load (Class A shares) or subject to deferred sales charges (Class B shares).

2. Any purchase of a Phoenix Fund by an unallocated qualified employer sponsored plan for less than $1,000,000 may be either of shares subject to a front-end load (Class A shares) or subject to deferred sales charge (Class B shares). Class B shares sold to allocated qualified employer sponsored plans will be limited to a maximum total value of $250,000 per participant.

3. Any purchase of a Phoenix Fund for $250,000 or more (except as noted above) or which qualifies under the terms of the prospectus for net asset value purchase of Class A shares should be for Class A shares.

GENERAL GUIDELINES

These are instances where one financing method may be more advantageous to an investor than the other. Class A shares are subject to a lower distribution fee and, accordingly, pay correspondingly higher dividends per share. However, because initial sales charges are deducted at the time of purchase, such investors would not have all of their funds invested initially and, therefore, would initially own fewer shares. Investors not qualifying for reduced initial sales charges who expect to maintain their investment for an extended period of time might consider purchasing Class A Shares because the accumulated continuing distribution charges on Class B Shares may exceed the initial sales charge on Class A Shares during the life of the investment.

Again, however, such investors must weigh this consideration against the fact that, because of such initial sales charge, not all of their funds will be invested initially. However, other investors might determine that it would be more advantageous to purchase Class B Shares to have all of their funds invested initially, although remaining subject to higher continuing distribution charges and, for a five-year period, being subject to a contingent deferred sales charge (three years for Asset Reserve).

A National Association of Securities Dealers rule specifically prohibits "breakpoint sales" of front-end load shares. A "breakpoint sale" is a sale to the client of an amount of front-end load (Class A) shares just below the amount which would be subject to the next breakpoint on the fund's sales charge schedule. Because the deferred sales charge on Class B shares is reduced by 1% for each year the shares are held, a redemption of Class B shares just before an "anniversary date" is in some ways analogous to a breakpoint sale. A client might wish to redeem just before an anniversary date for tax or other reasons, and a client who chose to wait would continue to be at market risk. Nevertheless, investment executives should inform clients intending to redeem Class B shares near an anniversary date that, if the redemption were delayed, the deferred sales charge would be reduced.

RESPONSIBILITIES OF BRANCH OFFICE MANAGER (OR OTHER APPROPRIATE REVIEWING OFFICER).

A dealer's branch manager or other appropriate reviewing officer ("the Reviewing Officer") must ensure that the financial advisor/registered representative has advised the client of the available financing methods offered by the Phoenix Funds, and the impact of choosing one method over another. In certain instances, it may be appropriate for the Reviewing Officer to discuss the purchase directly with the client. The reviewing officer should review purchases for Class A or Class B shares given the relevant facts and circumstances, including but not limited to: (a) the specific purchase order dollar amount; (b) the length of time the investor expects to hold his shares; and (c) any other relevant circumstances, such as the availability of purchase under letters of intent or pursuant to rights of accumulation and distribution requirements. The foregoing guidelines, as well as the examples cited above, should assist the Reviewing Officer in reviewing and supervising purchase recommendations and orders.

EFFECTIVENESS

These compliance guidelines are effective immediately with respect to any order for shares of those Phoenix Funds which offer their shares pursuant to the alternative purchase arrangement.

Questions relating to these compliance guidelines should be directed by the dealer to its national mutual fund sales and market group or its legal department or compliance director. PEPCO will advice dealers in writing of any future changes in these guidelines.

PXP80B                                                                     10/98